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                                                                     Exhibit 3.1


                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                NUTRAGENICS, INC.


         These Restated Articles of Incorporation of NutraGenics, Inc., attached hereto as Exhibit A, are being filed in accordance with Section 78.403 of the Nevada General Corporation Law, and do not alter or amend the Articles of Incorporation, as amended, on file with the Nevada Secretary of State as of July 10, 1996. As required in Section 78.403(3) of the Nevada General Corporation Law, these Restated Articles of Incorporation include the names and addresses of the present directors.

         IN WITNESS WHEREOF, the undersigned president and secretary of NutraGenics, Inc. verify that they have been authorized to execute these Restated Articles of Incorporation of NutraGenics, Inc. by resolution of the board of directors dated July 10, 1996, and that these Restated Articles of Incorporation correctly set forth the text of the Articles of Incorporation, as amended, as of July 10, 1996.

         DATED:  July 11, 1996
                                                     NUTRAGENICS, INC.,
                                                     a Nevada corporation


                                                     By:/s/Ronald H. Lane
                                                        -----------------------
                                                     Name:  Ronald H. Lane
                                                     Title:  President


                                                     By:/s/D. Michael Wells
                                                        -----------------------
                                                     Name:  D. Michael Wells
                                                     Title:  Secretary
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STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         The foregoing instrument was acknowledged before me this 11th day of July, 1996, by Ronald H. Lane, the president of NutraGenics, Inc., a Nevada corporation, on behalf of the corporation.



                                                     /s/Cynthia A. Severson
                                                     --------------------------
                                                     Notary Public

My commission expires:

       12/5/97




STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         The foregoing instrument was acknowledged before me this 11th day of July, 1996, by D. Michael Wells, the secretary of NutraGenics, Inc., a Nevada corporation, on behalf of the corporation.



                                                     /s/Cynthia A. Severson
                                                     --------------------------
                                                     Notary Public

My commission expires:

       12/5/97









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                                    EXHIBIT A

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                NUTRAGENICS, INC.


                                ARTICLE I - NAME

         The name of the Corporation is NutraGenics, Inc.

                              ARTICLE II - DURATION

         The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose or purposes for which this corporation is engaged are:

                  (a) To engage in the specific business of looking for business acquisitions and related items; also the business of making investments, including investments in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

                  (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

                  (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners,




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trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

                  (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

         Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 50,000,000, $.001 par value per share, consisting of 5,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"), and 45,000,000 shares of Common Stock, $.001 par value per share ("Common Stock").

                  (a) Common Stock. Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of stockholders generally.

                  (b) Preferred Stock. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as preferred stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

                           (i) the distinctive designation of, and the number of
shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                           (ii) the dividend rate or amount for such series, the
conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;





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                           (iii) whether or not the shares of such series shall
be subject to redemption by the Corporation and the times, prices and other terms and conditions of such redemption;

                           (iv) whether or not the shares of such series shall
be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

                           (v) whether or not the shares of such series shall be
convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates adjustments, and other terms and conditions of such conversion or exchange;

                           (vi) whether or not the shares of such series shall
have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

                           (vii) the rights of the shares of such series in the
event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

                           (viii) any other powers, preferences, and relative,
participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.






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                     ARTICLE VII - INITIAL OFFICE AND AGENT

                              The Corporate Trust Company of Nevada
                              One East First Street
                              Reno, NV 89501

                            ARTICLE VIII - DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

         The number of directors constituting the Board of Directors of this corporation is ten. The names and addresses of the persons who are to serve as Directors until the next annual meeting of stockholders or until his successor is elected are:

                  Ronald H. Lane, Ph.D.     2425 East Camelback Road
                                            Suite 650
                                            Phoenix, AZ 85016

                  D. Michael Wells          2425 East Camelback Road
                                            Suite 650
                                            Phoenix, AZ 85016

                  Milton Okin               2425 East Camelback Road
                                            Suite 650
                                            Phoenix, AZ 85016

                  Richard Feldheim, Esq.    2425 East Camelback Road
                                            Suite 650
                                            Phoenix, AZ 85016

                  Fredrick Rentschler       2425 East Camelback Road
                                            Suite 650
                                            Phoenix, AZ 85016






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                  Ian Ferrier, Ph.D., M.D.        2425 East Camelback Road
                                                  Suite 650
                                                  Phoenix, AZ 85016

                  Winston Salser, Ph.D.           2425 East Camelback Road
                                                  Suite 650
                                                  Phoenix, AZ 85016

                  C. Everett Koop, M.D., Sc.D.    2425 East Camelback Road
                                                  Suite 650
                                                  Phoenix, AZ 85016

                  Steve Henig, Ph.D.              2425 East Camelback Road
                                                  Suite 650
                                                  Phoenix, AZ 85016

                  William M. McCormick            2425 East Camelback Road
                                                  Suite 650
                                                  Phoenix, AZ 85016

                                  ARTICLE IX -
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.






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                                   ARTICLE X -
                       LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

                        ARTICLE XI - NO PREEMPTIVE RIGHTS

         No holder of any shares of the Corporation shall, because of its, his or her ownership of shares, have a preemptive or other right to purchase, subscribe for or take any part of any shares or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation issued, optioned or sold by the Corporation, whether the shares be authorized by the Articles of Incorporation of the Corporation or be authorized by an amendment thereto duly filed and in effect at the time of the issuance or sale of such shares or such notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation. Any part of the shares authorized by the Articles of Incorporation or by an amendment thereto duly filed, and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to resolution of the Board of Directors to such persons and upon such terms and conditions as may, to the Board of Directors, seem proper and advisable without first offering to existing stockholders the said shares or the said notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation or any part of any thereof.

                ARTICLE XII - STRUCTURE OF THE BOARD OF DIRECTORS

         A. The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof ("Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 1997 meeting of stockholders; Class II directors shall initially serve until the 1998 meeting of stockholders; and Class III directors shall initially serve until the 1999 meeting of stockholders. Commencing with the annual meeting of stockholders in 1996,




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directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equally as possible.

         B. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until his or her earlier death, resignation, disqualification or removal.




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